AMENDMENT TO SHARE EXCHANGE AGREEMENT

The undersigned hereby agree to amend the share exchange agreement among Tropic International Inc., Notox Bioscience Inc. and the undersigned shareholders of Notox Bioscience Inc. dated June 6, 2016 (the “Share Exchange Agreement”), as follows:

1.	Section 1.2 of the Share Exchange Agreement is hereby deleted in its entirety and replaced with the following:

Schedules. The following schedules and appendices are attached to and form part of this Agreement:

Schedule A	–	The Selling Shareholders
Schedule B	–	Priveco Leases and Other Property Interests
Schedule C	–	Priveco Intellectual Property
Schedule D	–	Priveco Material Contracts

Appendix 1	–	Form of Assignment Agreement
Appendix 2	–	Form of Consulting Agreement
Appendix 3	–	Form of Stock Restriction Agreement
Appendix 4	–	Form of Termination Agreement

2.	Section 3.19 of the Share Exchange Agreement is hereby amended by deleting the phrase “Schedule D” and replacing it with “Schedule B”.

3.	Section 3.20 of the Share Exchange Agreement is hereby amended by deleting the phrase “Schedule E” and replacing it with “Schedule D.”

4.	Section 6 of the Share Exchange Agreement is hereby amended by adding the following Section 6.10:

Assignment Fee. In consideration for inducing Zoran Holding Corp. to enter into the Assignment Agreement, Pubco shall pay an aggregate of $1,000,000 to Zoran K Corporation following the Closing Date in the form of a one-time assignment fee. Such fee shall be payable according to the following schedule:

(a)	$50,000 per calendar month beginning on October 1, 2016; and

(b)	upon the completion of any equity financing pursuant to which Pubco raises gross proceeds of at least $1,000,000, the balance of the fee, less any amounts already paid by Pubco to Zoran K Corporation under Section 6.10(a).

5.	Section 6 of the Share Exchange Agreement is hereby amended by adding the following Section 6.11:

Operations. Subject to Section 6.10, Pubco shall use the proceeds of any equity financing that may be completed after the Closing Date for substantially the following purposes:

(a)	developing and commercializing the Licensed Technology (as defined in the Assignment Agreement);

(b)	carrying out Priveco’s obligations under the Assignment Agreement, which, for clarity are identical to the obligations of Zoran Holding Corp. under an exclusive license agreement with The Cleveland Clinic Foundation (the ”Clinic”) dated December 1, 2012, as amended on July 30, 2013 (together, the ”License Agreement”); and

(c)	paying general working capital expenses, including but not limited to:

(i)	engaging one or more parties to submit applications to the United States Food and Drug Administration (the “FDA”) on Priveco’s behalf and paying any associated required deposits;

(ii)	signing one or more agreements with FDA-approved third parties to design, test and manufacture all components required to commercialize the Licensed Technology;

(iii)	paying all required amounts to the Clinic under the License Agreement, to a maximum of $1,000,000;

(iv)	setting aside and paying, as necessary, all amounts required to conduct human testing of the foregoing components if the same is required by the FDA; and

(v)	filing any documents with the FDA required under the License Agreement on or before November 30, 2017.

6.	Section 1.1 of the Share Exchange Agreement is hereby amended by adding the terms “Clinic”, “FDA” and “License Agreement” as Sections 1.1(jj), 1.1(kk) and 1.1(ll), together with the phrase “has the meaning ascribed to that term in Section 6.11” following each such term.

All other provisions of the Share Exchange Agreement remain unchanged, and except as amended hereby the Share Exchange Agreement remains in full force and effect.

This amendment shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

This amendment may be executed and delivered in counterparts and by electronic transmission, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

This amendment is effective as of November 23, 2016.

TROPIC INTERNATIONAL INC.		NOTOX BIOSCIENCE INC.

Per:	/s/ John Marmora	Per:	/s/ Zoran Konevic
Name:	John Marmora	Name:	Zoran Konevic
Title:	President	Title:	President

ZORAN K CORPORATION

/s/ Gerry Racicot	Per:	/s/ Zoran Konevic
GERRY RACICOT	Name:	Zoran Konevic
	Title:	CEO